Exhibit 99.2

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of February 18. 2021, by and among Anvil Venture Group, L.P., a North Carolina limited partnership, Hermitage Court, LLC, a North Carolina limited liability company, Eastwind Investments, LLC, a North Carolina limited liability company, Martha Sutton, Richard Stevens, Jan Gordon, Michael Dickson, Robert Dickson, Harvey Gortner and Terri Kenefsky.

The undersigned hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the “Filings”) required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common shares of BMC Fund, Inc. that are required to be reported on any Filings. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be executed as of the day and year first above written.

Anvil Venture Group, L.P.

By:	Anvil Management, LLC, its general partner

By:	/s/ J. Edgar Broyhill II
	Name:	J. Edgar Broyhill II
	Title:	Manager

Hermitage Court, LLC

By:	/s/ Marilyn Beach
	Name:	Marilyn Beach
	Title:	Manager

Eastwind Investments, LLC

By:	/s/ Martha Sutton
	Name:	Martha Sutton
	Title:	Managing Member

Martha Sutton

By:	/s/ Martha Sutton
	Name:	Martha Sutton

Richard Stevens

By:	/s/ Richard Stevens
	Name:	Richard Stevens

Jan E. Gordon

By:	/s/ Jan E. Gordon
	Name:	Jan E. Gordon

Michael H. Dickson

By:	/s/ Michael H. Dickson
	Name:	Michael H. Dickson

Robert Dickson

By:	/s/ Robert Dickson
	Name:	Robert Dickson

Harvey F. Gortner

By:	/s/ Harvey F. Gortner
	Name:	Harvey F. Gortner

Terri Kenefsky

By:	/s/ Terri Kenefsky
	Name:	Terri Kenefsky